United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	0-12126	25-1440803
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

20 South Main Street, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation (the “Company”) held its annual meeting of shareholders on April 24, 2012. The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of three Directors to Class C for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Daniel J. Fisher	1,822,491	31,751	714,772
Donald A. Fry	1,820,439	33,803	714,772
Donald H. Mowery	1,823,741	30,501	714,772

Messrs. Fisher, Fry and Mowery were elected.

Proposal 2 – Advisory Vote on Compensation Paid to Named Executive Officers (Say-On-Pay)

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,676,749	120,040	57,453	714,772

Proposal 3 – Ratification of the selection of ParenteBeard LLC, as the independent registered public accounting firm for 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,406,474	17,735	17,091	127,714

The selection of ParenteBeard LLC was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/	William E. Snell, Jr.
William E. Snell, Jr., President and Chief Executive Officer

Dated: April 26, 2012